Exhibit 10.165

                             FIRST NAVAL MORTGAGE


            The First Naval Mortgage (this Mortgage ), made as of December 14, 1996, by TRB HOLDING CORPORATION, a Delaware corporation (the
 Mortgagor ), whose address is 901 Threadneedle, Suite 200, Houston, Texas 77079, to NISSHO IWAI EUROPE PLC, an English corporation, whose address is Bastion House, 140 London Wall, London, EC2Y SJT, United Kingdom (the
 Lender );

                                   WHEREAS:
            1. Mortgagor is the sole owner of the whole of that certain vessel known as Seillean , Gross Register Tons (GRT): 50,928.00; Net Register
Tons: 15,278.00, Length: 236.47 meters, Width: 37 meters, Depth: 19.80 meters, Permanent Navigation Patent No. 23272-96, Radio Call Letters: 3FPF6, and Registration No. 25519-PEXT, and with the home port of Panama City, the Republic of Panama (the Vessel ); and

            2.    Britoil  PLC,  a company  organized  under the  laws  of the
United Kingdom ( Britoil ), for itself and on behalf of the Donan Participants, as defined therein, and BP Exploration Operating Company Limited, an English limited liability company ( BP ), entered into that Amended Agreement dated March 30, 1995, as amended, supplemented and novated by the Novation Agreement dated July 10, 1996 among Britoil, BP and Britoil
(Beta) Limited, an English limited liability company ( Britoil (Beta) ) (the Amended Agreement ); and

            3. Reading & Bates (U.K.) Limited, an English limited liability company (the Charterer ), has assumed all of the rights, duties and obligations of Britoil (Beta) to the Amended Agreement pursuant to the Novation Agreement dated August 30, 1996 among Britoil, Britoil (Beta) and Charterer (the Donan Charter Agreement ); and

            4. Reading & Bates Development Co. ( RBDC ) bareboat chartered the Vessel to Charterer pursuant to the Bareboat Charter between Charterer and RBDC, dated August 30, 1996 (the Bareboat Charter ), in order to permit Charterer to operate the vessel and to fulfill its obligations under the Donan Charter Agreement; and

            5. Mortgagor, Charterer and Lender entered into the Loan Agreement (the Loan Agreement ) dated as of December 14, 1996 whereby the Lender agreed to lend the Mortgagor certain sums (the Loans ) to be secured by the Vessel and all rights of the Mortgagor therein, a copy of which Loan Agreement is attached hereto and made a part hereof, it has been also agreed by the parties hereto that said Agreement will be deposited at the pertinent protocol of the corresponding Notarial Instrument whereby this First Preferred Ship Mortgage is protocoloized before the Notary Eleventh of the Circuit of the City of Panama, Republic of Panama consequently, and in compliance of contents of Article 1515 of the Code of Commerce of the Republic of Panama, the principal amount secured by this mortgage is THIRTY-EIGHT MILLION AMERICAN STATES DOLLARS (US$38,000,000.00). In addition, this Mortgage secures interest on the principal amount and all obligations relating thereto as the Mortgagor may be obligated to pay or perform under the covenants, terms, and conditions in the Promissory Note, the Loan Agreement, this Mortgage and the documents executed in connection therewith. The maturity date of the mortgage which includes payment of principal and interest is January 15, 2002. The corresponding interest rate is calculated in accordance with Exhibit A attached hereto and made a part hereof. For all legal purposes, the text of the Loan Agreement hereby referred to will constitute the final and definitive guide for determining the exact amount of capital and interests secured by the present mortgage; and

            6. Pursuant to the Loan Agreement, the Mortgagor executed and delivered to the Lender its Promissory Note (the Promissory Note ) dated December 14, 1996, a copy of which is attached hereto and made a part hereof, in the original principal amount of Thirty-Eight Million United States Dollars (U.S. $38,000,000.00). Maturity dates on which capital and interest of the mortgage must be paid as well as interest rate agreed to are those stipulated in the referred Promissory Note; and

            7. As a condition precedent to the Lender entering into the Loan Agreement, the Lender has required that Mortgagor executes and delivers this Mortgage in order to secure payment and performance of the principal amount of the Promissory Note plus interest thereon and all obligations relating thereto as the Mortgagor may be obligated to pay or perform under the covenants, terms, and conditions in the Promissory Note, the Loan Agreement, this Mortgage and the documents executed in connection therewith (collectively, the Obligations ); and

            8. Charterer will derive substantial benefit from the Mortgagor obtaining the Loans and charterer s fulfillment of its obligations under the Donan Charter Agreement.

            NOW, THEREFORE, THIS MORTGAGE WITNESSETH:

            That in consideration of the premises and of other good and valuable considerations, the receipt of which is hereby acknowledged, to secure and guarantee the payment on demand of the Obligations the Mortgagor hereby executes and constitutes a first and absolute naval mortgage in accordance with the provisions of Chapter V, Title IV of Book II of the Code of Commerce, and the pertinent provisions of the Civil Code and other legislation of the Republic of Panama, upon the Vessel, including all masts, boilers, cables, engines, machinery, bowsprits, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, tools, pumps, equipment and supplies, and all other appurtenances and accessories and additions, improvements and replacements now or hereafter belonging thereto, whether or not removed therefrom, property of the shipowner, of Panamanian flag and registry;

            TO HAVE AND TO HOLD all and singular the above described Vessel unto the Lender, its successors and assigns, forever;

            PROVIDED, HOWEVER, that if Mortgagor, its successors or assigns shall perform, discharge and observe all and singular the terms, the Obligations and the other covenants and agreements herein, then this Mortgage shall cease, otherwise to remain in full force and affect.

            The Mortgagor agrees to pay and to perform and observe the Obligations in accordance with their terms and to hold the Vessel subject thereto.

                                  ARTICLE I.

                     Particular Covenants of the Mortgagor

            The Mortgagor covenants and agrees as follows:
            1. Mortgagor is and shall continue to be entitled to own the Vessel out of the home port of Panama City, the Republic of Panama. All action necessary for the execution, delivery and validity hereof and of the Promissory Note and the Loan Agreement has been duly taken; and the Mortgagor agrees to faithfully comply with the provisions hereof and thereof in all material respects. Mortgagor is duly organized and is and shall continue in good standing under the laws of the Delaware and authorized to do business and in good standing.

            2. Mortgagor lawfully owns and possesses the Vessel free from all liens and encumbrances whatsoever (other than this Mortgage and the lien of Donan Charter Agreement), except those of the Mortgagor and as otherwise may hereinbelow be specified and shall warrant and defend title to and possession of all and every part thereof for the benefit of the Lender against all persons whomever. The Mortgagor shall not set up against the Lender or any assignee of this Mortgage any claim of the Mortgagor against the Lender or assignee under any past or future transaction.

            3.    INTENTIONALLY DELETED

            4. Mortgagor shall comply with and not cause or permit the Vessel to be operated contrary to any provisions of the laws, treaties, conventions, rules, regulations and orders of the Republic of Panama, the United States and any other jurisdiction wherein operated, except where the failure to so comply might reasonably be expected to have a material adverse effect on the Vessel (or the Mortgagor s financial condition, prospects, or business). Mortgagor shall do everything necessary to establish and maintain this Mortgage as a First Preferred Mortgage on the Vessel.

            5. Neither the Mortgagor, Agent, Master nor any charterer of the Vessel has or shall have any right, power or authority to create, incur or permit to be placed or imposed on the Vessel or any part thereof any lien whatsoever other than to the Lender or for crew s wages or salvage or other Permitted Liens (as defined in the Loan Agreement).

            6. A proper certified copy of this Mortgage and any supplement thereto shall be carried with the Vessel s papers on board the Vessel and shall be exhibited, on demand, to any person having business with the Vessel or to any representative of the Lender, and a notice in plain writing of such size that the paragraph of reading matter shall cover a space not less than six inches high nor less than nine inches wide shall be placed and kept prominently displayed in the pilot house, in the chart room, and in the master s cabin of the Vessel. Such notice shall read substantially as follows:

                              NOTICE OF MORTGAGE

             This vessel is owned by TRB HOLDING CORPORATION and is subject to a First Preferred Mortgage, dated December 14, 1996 in favor of NISSHO IWAI EUROPE PLC. Under the term of the First Preferred Mortgage neither the owner, any charterer, the master of the vessel, nor any other person shall have the right, power or authority to create, incur, or permit to be placed or imposed on the vessel any lien whatsoever, other than for crew s wages or salvage.
            7. Mortgagor shall pay and discharge, or cause to be paid and discharged, when due and payable, from time to time, all taxes, assessments, government charges, fines and penalties lawfully imposed on the Vessel in accordance with the Loan Agreement. If a libel shall be filed against the Vessel, or if the Vessel shall be levied upon or taken into custody, or detained by any proceeding in any court or tribunal, or by any government, of any other authority, Mortgagor, within 15 days thereafter, shall cause the Vessel to be released and any lien thereon, other than this Mortgage, to be discharged. In the event the Vessel is levied upon, or taken into custody, or detained by any authority whatsoever, Mortgagor agrees forthwith to notify Lender, by telegram, confirmed by letter, at its office.

            8. Lender shall have the right of any time, on reasonable notice and without unreasonable disruption and subject to any required governmental approvals or approvals of Britoil or other client for which the Vessel is operating, to inspect or survey the Vessel to ascertain her condition and to satisfy itself that the Vessel is being properly repaired and maintained, and Mortgagor shall cause to be made all such repairs, without expense to Lender, as such inspection or survey may show to be required. Mortgagor shall also permit Lender to inspect the Vessel s logs and to examine Mortgagor s accounts and records relating to the Vessel, whenever requested, on reasonable notice, and shall furnish Lender with full information regarding any casualty or other accident or damage to the Vessel involving an amount in excess of U.S. $ 500,0000. Mortgagor shall certify quarterly and, if Lender requests, monthly, that all wages and other claims whatsoever which might have given rise to a lien upon the Vessel have been paid.

            9. Mortgager shall not sell, transfer, mortgage or charter the Vessel in any manner without the written consent of Lender first had and obtained, and any such written consent to any such sale, mortgage, transfer or charter, except as permitted under the Loan Agreement. Any sale, mortgage, transfer or charter of the Vessel shall be subject to the provisions of this Mortgage and the lien it creates. Mortgager covenants that it shall not merge or consolidate with any other firm or corporation, or dissolve, except as permitted under the Loan Agreement.

            10. So long as this Mortgage is outstanding, the Vessel shall remain documented under the laws of the Republic of Panama. In the event this Mortgage or any provision thereof shall be deemed invalid, in whole or in part, by reason of any present or future law or governmental regulation, or any decision of any authoritative court, or, if the documents at any time held by Lender be deemed by Lender, for any reason, insufficient to carry out the true intent and spirit of this Mortgage, then, from time to time, Mortgagor shall execute and deliver, on its own behalf such other and further instruments, documents or assurances, as in the opinion of Lender may be required, to more effectively subject the Vessel to the payment of the principal sum of the mortgage debt, together with interest thereon, and the performance of the terms and provisions of this Mortgage and to effectuate any sale of the Vessel provided for in the event of default under this Mortgage as more fully described below.

                                  ARTICLE II
                                    Default

            1. In any one or more of the following events, herein termed events of default :

            The occurrence of an Event of Default under the Loan Agreement, or in the due and punctual performance of any provision of Sections 4, 5, 6, 8 and 10 of Article I hereof, or an attempt to violate Sections 4 or 10 of
Article I hereof, or default continuing for thirty (30) days in the performance of any other covenant herein, then during the continuation thereof, Lender may:

            (a) Declare all the then unpaid indebtedness hereby secured to be due and payable immediately except that no declaration shall be necessary in the event of either Mortgager being adjudicatedly bankrupt or the substantial equivalent under whatever local proceedings may be applicable, becoming insolvent, or admitting in writing its inability to pay its debts as they fall due, having a receiver or trustee appointed of or in respect of its property or business or any substantial part thereof or making an assignment of creditors;

            (b) Recover judgment for, and collect out of any property of Mortgagor, any amount hereby or otherwise due hereunder; and collect all earned charter hire and freight monies relating to services performed by the Vessel, Mortgagor hereby assigning to Lender such earned charter hire and freight monies then owing;

            (c) Retake the Vessel without legal process at any time wherever the same may be, and, without being responsible for loss or damage, hold and in Lender s, Charterer s or Mortgagor s name lease, charter, operate or otherwise use the Vessel for such time and on such terms as Lender may deem advisable, being accountable for net profits, if any, and with the right to dock the Vessel free of charge at Mortgagor s premises or elsewhere at Mortgagor s expense; or sell the Vessel, free from any claim by Mortgagor of any nature whatsoever, in the manner provided by law; to the extent permitted by law, such sale may be public or private, without notice, without having the Vessel present, and Lender may become the purchase;

            (d) Exercise all of the rights and remedies in foreclosure and otherwise given to the mortgagees by the provisions of the law of Panama or any other jurisdiction where the Vessel may be found;

            (e) Bring suit at law, in equity or in admiralty as may be advised to recover the judgment for the indebtedness hereby secured and collected the same out of any and all property of the Mortgagor whether covered by this Mortgage or otherwise;

            (f) Exercise any other right or remedy provided for in the Loan Agreement, at law or in equity.

            For such purpose Lender and its agents are hereby irrevocably appointed the true and lawful attorneys of Mortgagor in the name and stead either Mortgager to make all necessary transfers of the Vessel thus sold.

            2. In the event that the Vessel shall be arrested or detained by any officer of any court or by any other authority, Mortgagor hereby authorize Lender, its officers, representatives and appointees, in the name of Charterer, Mortgagor or Lender, to receive or to take possession thereof, and to defend any action and discharge any lien.

            3. Each and every power or remedy herein given to Lender shall be cumulative, and in addition to all powers or remedies now or hereafter existing in admiralty, in equity, at law or by statute, and may be exercised as often as may be deemed expedient by Lender. No delay or omission by Lender shall impair any right, power or remedy, and no waiver of any default shall waive any other default. In any suit Lender shall be entitled to obtain appointment of a receiver of the Vessel and the earnings thereof, who shall have full rights and powers to use and operate the Vessel, and to obtain a decree ordering and directing the sale and disposition thereof.

            4. The net proceeds of any judicial or other sale, and any lease, charter, management, operations or other use of the Vessel by Lender, of any claim for damages, of any judgment, and any insurance received by Lender (except to the extent paid to Mortgagor or applied in payment of repairs or otherwise for Mortgagor s benefit) shall be applied as follows:

            FIRST: To the payment of all reasonable attorneys fees, court costs, and any other expenses, losses, charges, damages incurred or advances made by Lender in the protection of its rights or caused by Mortgagor s default hereunder or under the note secured hereby, with interest on all such amounts at the Overdue Interest Rate (as defined in the Loan Agreement); and to provide adequate indemnity against any liens for which priority over this Mortgage is claimed;

            SECOND: To the payment of all interest, to date of payment, on the Promissory Note and any or all other sums secured hereby, and as to any balance of such proceeds, to the payment next of any or all matured installments of principal in the inverse order of their maturity.

            Lender shall be entitled to collect any deficiency from Mortgagor. Mortgagor shall be entitled to any surplus.

            5. All advances and expenditures which Lender in its discretion may make for repairs, insurance, payment of liens or other claims, defense of suits, or for any other purpose whatsoever related hereto or to the note and all damages sustained by Lender because of defaults, shall be repaid Mortgagor on demand the Overdue Interest Rate and until so paid shall be a debt due from Mortgagor to Lender secured by the lien hereof. Lender shall not be obligated to make any such advances or expenditures, nor shall the making thereof relieve Mortgagor of any obligation or default with respect thereto.

                                  ARTICLE III

                           Possession Until Default

            Until one or more of the events of default hereinbefore described, Mortgagor shall be permitted to retain actual possession and use of the Vessel.

                                  ARTICLE IV

                               Sundry Provisions

            1. All notices to the parties hereto shall be given at the addresses and in the manner set forth in Section 9.02 of the Loan Agreement.

            2. All covenants and agreements of Mortgagor herein contained shall bind Mortgagor, its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns. Following any assignment
hereof,  any reference  herein to   Lender  shall  be deemed  to refer  to the
assignee.

            3. If any provision of this Mortgage be held to be invalid under the provisions of any applicable law, such invalid provision shall be deemed deleted from this Mortgage but the validity of the Mortgage shall not otherwise be affected.

            4. Mortgagor and Lender confer a Special Power of Attorney with right of substitution upon Messrs. ICAZA, GONZALEZ-RUIZ & ALEMAN, a law firm domiciled in the City of Panama, Republic of Panama to take all necessary steps to record this instrument of mortgage in the Public Registry Office of the Republic of Panama, and do whatsoever said law firm may consider appropriate for the fulfillment of any and all laws and regulations governing the ship mortgage in the Republic of Panama.

            IN WITNESS WHEREOF, on the day and year first above written, Mortgagor has caused this Mortgage to be duly executed in its name.

                                    TRB HOLDING CORPORATION


                                    By:
                                    Name:
                                    Title:





                             NOTARIAL CERTIFICATE

            I, the undersigned, NOTARY PUBLIC, duly authorized, admitted and sworn, residing and practicing in Houston, Harris County, Texas, U.S.A.,

DO HEREBY CERTIFY THAT:

      1.    ___________________________________,  as _____________________  of
the above mentioned corporation did sign and deliver the above written mortgage in my presence and that the signature appearing above is his authentic signature.

      2. Sufficient proof has been produced to me that the said _________________________ has power to execute said mortgage on behalf of the corporation. I further certify that the above signature of ____________________________ was set thereon in my presence and is, therefore, authentic.

            IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my seal of office this _________ day of __________ in the year of Our Lord One thousand nine hundred ninety-seven.



                                          Notary Public


                            ACCEPTANCE OF MORTGAGE

            I, the undersigned, as ________________________ of NISSHO IWAI EUROPE, PLC., referred to as the Lender in the above First Preferred Ship Mortgage on the m.v. Seillean , hereby ACCEPTS for all legal purposes said First Preferred Ship Mortgage on behalf of the Lender .

Date:                               NISSHO IWAI EUROPE PLC.


                                    By:
                                    Name:
                                    Title:




                NOTARIAL CERTIFICATE OF ACCEPTANCE OF MORTGAGE

            I, the undersigned, NOTARY PUBLIC, duly authorized, admitted and sworn, residing and practicing in Houston, Harris County, Texas, U.S.A.,

DO HEREBY CERTIFY THAT:

      1.    ___________________________________,  as _____________________  of
the above mentioned corporation did sign and accept the above written mortgage in my presence and that the signature appearing above is his authentic signature.

      2. Sufficient proof has been produced to me that the said _________________________ has power to execute said mortgage on behalf of the corporation. I further certify that the above signature of ____________________________ was set thereon in my presence and is, therefore, authentic.

            IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my seal of office this _________ day of __________ in the year of Our Lord One thousand nine hundred ninety-seven.



                                          Notary Public





                                   Exhibit A

                       Payments; Calculation of Interest

Payments:

The Mortgagor shall repay the Loan on each Repayment Date.

Calculation of Interest:

            (a) The Mortgagor shall pay to the Lender interest on the unpaid principal amount of the Loan for the period commencing on the date the Loan is made to but excluding the date the Loan shall be paid in full, at a rate per annum equal to the lesser of (i) LIBOR plus the then Applicable Margin or (ii) the Maximum Rate.

            (b) Notwithstanding any of the foregoing, the Mortgagor will pay to the Lender interest at a rate per annum equal to the lesser of (i) the applicable Overdue Interest Rate or (ii) the Maximum Rate on any principal of, or interest on, the Loan and on any other amount payable by the Mortgagor under the Loan Agreement to or for the account of the Lender, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise and whether the failure to make such payment constitutes a default or event of default under the Loan Agreement, regardless of the giving or receipt of notice or the lapse of any applicable cure period), for the period commencing on the due date thereof until the same is paid in full.

            (c) Interest shall be computed on the basis of a year of 360 days for actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable, unless such calculation would exceed the Maximum Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be.

             Applicable Margin  means 2% per annum.

             Interest Period means the period commencing on the date that an advance of the Loan is (a) made or (b) continued, and ending on the fifteenth
(15th) calendar day in the next month thereafter, provided that the first interest period shall end on February 15, 1997. If such fifteenth (15th) day is not a business day, the Interest Period shall be extended to the next succeeding business day.

             LIBOR means, for each Interest Period, the arithmetic mean (rounded upward, if necessary, to the nearest whole multiple of 1/16 of 1%) of the one-month London Inter-Bank Offered Rates for deposits in United States Dollars as quoted on Reuters monitor page LIBO at or about 11:00 a.m., London time on the date that is two (2) London business days prior to the first day of such Interest Period. If only one such rate appears, LIBOR shall be such rate. If no such rates appear, LIBOR shall be the rate (rounded upwards if necessary to the nearest one sixteenth of one per cent) in respect of any Interest Period determined by the Lender on the basis of the rates at which deposits in Dollars are offered by the reference bank at or about 11:00 a.m., London time, on the day that is two (2) London business days prior to the first day of such Interest Period or such other relevant period or at such date, to prime banks in London interbank market for one (1) month period on that Interest Payment Date and in amount equal to the outstanding Loan balance (after giving effect to any advance) or such other relevant amount outstanding as of the first day of such Interest Period or such other relevant period.

             Maximum Rate   means the  maximum non-usurious  rate of  interest
permitted by applicable law.

             Overdue Interest Rate means, in respect of any principal of, or interest on, the Loan or any other amount payable by the Mortgagor under any loan document which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of LIBOR in effect for such period plus 5% per annum.

             Repayment Date means the last day of each Interest Period, until an event of default occurs under the Loan Agreement.